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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 6, 2002

                           MAGNA ENTERTAINMENT CORP.
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            (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
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                (State or Other Jurisdiction of Incorporation)


       000-30578                                      98-0208374
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(Commission File Number)                  (I.R.S. Employer Identification No.)


               337 Magna Drive, Aurora, Ontario, Canada  L4G 7K1
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               (Address of Principal Executive Offices)      (Zip Code)


                                (905) 726-2462
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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         (Former Name or Former Address, if changed since Last Report)


ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 6, 2002, a wholly-owned subsidiary of the Registrant, MEC Lone Star, L.P., entered into an asset purchase agreement with Lone Star Race Park, Ltd. and LSJC Development Corporation to acquire substantially all of the operations and related assets of Lone Star Park at Grand Prairie, a thoroughbred and American quarter horse racetrack located near Dallas, Texas. The assets to be acquired include the rights under a long-term lease of the Lone Star Park facility and a related purchase option exercisable at the termination of the lease in 2027.

The purchase price of the acquisition will be satisfied by the payment of $80 million in cash and the assumption of certain liabilities, which includes the Lone Star Park facility capital lease obligation of approximately $19 million, subject to usual adjustments at closing. The transaction is expected to close in the second quarter of 2002, subject to certain conditions, including the receipt of regulatory approvals.

A copy of the press release announcing the transaction is attached as Exhibit 99 to this Current Report on Form 8-K.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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Exhibits                                                                  Page

Exhibit 99   Copy of Registrant's press release dated March 6, 2002.      3 - 4


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MAGNA ENTERTAINMENT CORP.
                                                  (Registrant)



Date: March 11, 2002                         by:  /s/ Gary M. Cohn, Secretary
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                                                  Gary M. Cohn, Secretary